Exhibit 10.1

INDEMNIFICATION AGREEMENT

INDEMNIFICATION  AGREEMENT, dated as of [•], between Aircastle Limited, a company incorporated under the laws of Bermuda with its registered office located at Clarendon House, 2 Church Street, Hamilton 11, Bermuda (the “Company”), and ____________(“Indemnitee”).

WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;

WHEREAS, Indemnitee is a director and/or officer of the Company;

WHEREAS, the Amended Bye-laws of the Company require the Company to indemnify and advance expenses to its directors and officers to the fullest extent permitted by law and the Indemnitee has agreed to serve, and continue to serve, as a director and/or officer of the Company in part in reliance on such Amended Bye-laws;

WHEREAS, the Board of Directors of the Company has determined that the inability of the Company to retain and attract as directors and officers the most capable persons would be detrimental to the interests of the Company and that the Company therefore should seek to assure such persons that indemnification and directors’ and officers’ liability insurance coverage will be available in the future; and

WHEREAS, in recognition of the foregoing, the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies.

NOW, THEREFORE, in consideration of the premises and covenants contained herein and of Indemnitee continuing to serve the Company directly or, at its request, another enterprise, after the date hereof, the sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Company and Indemnitee hereby covenant and agree as follows:

1.           Certain Definitions.  In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement:

(a)
Change in Control:  shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than (x) Marubeni Corporation and Mizuho Leasing Company, Limited or their affiliates (each a “Shareholder”), (y) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or (z) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company, becomes the “benefi-cial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company’s then outstanding Voting Securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, other than due to replacement by directors who were nominated by a Shareholder, or (iii) the shareholders of the Company approve an amalgamation, scheme of arrangement, merger or consolidation of the Company with any other corporation, other than a Shareholder, or other than an amalgamation, scheme of arrangement, merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such amalgamation, scheme of arrangement, merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all the Company’s assets.

(b)
Claim:  means any threatened, asserted, pending or completed action, suit or proceeding, or appeal thereof, or any inquiry or investigation, whether instituted by (or in the right of) the Company or any governmental agency or any other person or entity, in which Indemnitee was, is, may be or will be involved as a party, witness or otherwise, whether formal or informal, that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism.

(c)	ERISA: means the Employee Retirement Income Security Act of 1974, as amended.

(d)
Expenses:  include attorneys’ fees and all other direct or indirect costs, expenses and obligations, including judgments, fines, penalties, interest, appeal bonds, amounts paid in settlement with the approval of the Company, and counsel fees and disbursements (including, without limitation, experts’ fees, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges, and any premium, security for and other costs relating to any costs bond, supersedes bond or other appeal bond or its equivalent) paid or incurred in connection with investigating, prosecuting, defending, being a witness in or participating in (including on appeal), or preparing to investigate, prosecute, defend, be a witness in or participate in, any Claim relating to any Indemnifiable Event, and shall include (without limitation) all attorneys’ fees and all other expenses incurred by or on behalf of an Indemnitee in connection with preparing and submitting any requests or statements for indemnification, advancement or any other right provided by this Agreement (including, without limitation, such fees or expenses incurred in connection with legal proceedings contemplated by Section 2(d) hereof).  “Expenses” shall also include reasonable compensation for time spent by Indemnitee, for which Indemnitee is not compensated by the Company or any affiliate or third party and provided that Indemnitee is not in the employment of or providing services for compensation to the Company or any affiliate.

(e)
Indemnifiable Amounts:  means (i) any and all liabilities, Expenses, damages, judgments, fines, penalties, ERISA excise taxes and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such liabilities, Expenses, damages, judgments, fines, penalties, ERISA excise taxes or amounts paid in settlement) arising out of or resulting from any Claim relating to an Indemnifiable Event, (ii) any liability pursuant to a loan guaranty or otherwise, for any indebtedness of the Company or any subsidiary of the Company, including, without limitation, any indebtedness which the Company or any subsidiary of the Company has assumed or taken subject to, and (iii) any liabilities which an Indemnitee incurs as a result of acting on behalf of the Company (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the United States Internal Revenue Service, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise).

(f)
Indemnifiable Event:  means any event or occurrence, whether occurring before, on or after the date of this Agreement, related to the fact that Indemnitee is or was a director and/or officer or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, manager, member, partner, tax matter partner, trustee, agent or fiduciary of another company, corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, agent, fiduciary or other entity or enterprise, or by reason of anything done or not done by Indemnitee in any such capacity (in all cases whether or not Indemnitee is acting or serving in any such capacity or has such status at the time any Indemnifiable Amount is incurred for which indemnification, advancement or any other right can be provided by this Agreement).  References to “serving at the request of the Company” shall include, but not be limited to, any service as a director, officer, employee or agent of the Company or any other entity which imposes duties on, or involves services by, such director officer, employee or agent with respect to any employee benefit plan, employee pension trust, or any similar entity, or any participants or beneficiaries thereof, including as a deemed fiduciary thereto.

(g)
Independent Legal Counsel:  means an attorney or firm of attorneys, selected in accordance with the provisions of Section 3 hereof, who is experienced in matters of corporate law and who shall not have otherwise performed services for the Company or Indemnitee within the last five years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

(h)
Reviewing Party:  means any appropriate person or body consisting of a member or members of the Company’s Board of Directors or any other person or body appointed by the Board who is not a party to the particular Claim for which Indemnitee is seeking indemnification, or Independent Legal Counsel.

(i)	Voting Securities: means any securities of the Company which vote generally in the election of directors.

2.           Basic Indemnification Arrangement; Advancement of Expenses.

(a)          Subject to clause 11 and applicable law, in the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee, or cause Indemnitee to be indemnified, to the fullest extent permitted by law as soon as practicable but in any event no later than thirty days after written demand is presented to the Company, and hold Indemnitee harmless against any and all Indemnifiable Amounts.

(b)          If so requested by Indemnitee, the Company shall advance, or cause to be advanced (within two business days of such request), any and all Expenses incurred by Indemnitee (an “Expense Advance”).  The Company shall, in accordance with such request (but without duplication), either (i) pay, or cause to be paid, such Expenses on behalf of Indemnitee, or (ii) reimburse, or cause the reimbursement of, Indemnitee for such Expenses.  Indemnitee’s right to an Expense Advance is absolute and shall not be subject to any prior determination by the Reviewing Party that the Indemnitee has satisfied any applicable standard of conduct for indemnification or to any prior determination with regard to Indemnitee’s ability to carry out any reimbursement obligations.  The right to advances under this paragraph (b) shall in all events continue until the final disposition of any proceeding, claim or action, including any appeal.

(c)          Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification or advancement of Expenses pursuant to this Agreement in connection with any Claim initiated by Indemnitee unless (i) the Company has joined in or Company’s Board of Directors has authorized or consented to the initiation of such Claim or (ii) the Claim is one to enforce Indemnitee’s rights under this Agreement.

(d)          Notwithstanding the foregoing, (i) the indemnification obligations of the Company under Section 2(a) shall be subject to the condition that the Reviewing Party shall not have determined (in a written legal opinion, in any case in which the Independent Legal Counsel referred to in Section 3 hereof is involved) that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an Expense Advance pursuant to Section 2(b) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid (it being understood and agreed that the foregoing agreement by Indemnitee shall be deemed to satisfy any requirement that Indemnitee provide the Company with an undertaking to repay any Expense Advance if it is ultimately determined that the Indemnitee is not entitled to indemnification under applicable law); provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determina-tion is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).  Indemnitee’s undertaking to repay such Expense Advances shall be unsecured and interest-free.  If there has not been a Change in Control, the Reviewing Party shall be selected by the Company’s Board of Directors, and if there has been such a Change in Control, the Reviewing Party shall be the Independent Legal Counsel referred to in Section 3 hereof.  If there has been no determination by the Reviewing Party within thirty days after written demand is presented to the Company or if the Reviewing Party determines that Indemnitee would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in the Supreme Court of Bermuda or any court in the State of  Delaware having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding.  Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.  If there has been no determination by the Reviewing Party within ninety days after written demand is presented to the Company, then the requisite determination that Indemnitee is entitled to indemnification hereunder shall be deemed to have been made.

(e)          The Company acknowledges that a settlement or other disposition short of final judicial determination may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty.  In the event that any action, claim or proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement with or without payment of money) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such action, suit or proceeding.  Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.  The termination of any proceeding or any claim, issue or matter therein, by judgment, order, settlement (with or without court approval), conviction, or upon a plea of nolo contender or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in (or not opposed to) the best interests of the Company and, with respect to any criminal proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

3.           Change in Control.  The Company agrees that if there is a Change in Control of the Company then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any Company Amended Bye-law or provision of the Company’s Memorandum of Association now or hereafter in effect, the Company shall seek legal advice only from Independent Legal Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably delayed, conditioned or withheld).  Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law.  The Company agrees to pay the reasonable fees of the Independent Legal Counsel and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

4.           Indemnification for Additional Expenses.  Subject to clause 11 and subject to Section 2(d), the Company shall indemnify, or cause the indemnification of, Indemnitee against any and all Expenses and, if requested by Indemnitee, shall advance such Expenses to Indemnitee subject to and in accordance with Section 2(b), which are incurred by Indemnitee in connection with any action brought by Indemnitee for (i) indemnification or an Expense Advance by the Company under this Agreement or any Company Amended Bye-law or provision of the Company’s Memorandum of Association now or hereafter in effect and/or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, Expense Advance or insurance recovery, as the case may be; provided that Indemnitee shall be required to reimburse such Expenses in the event that a final judicial determination is made (as to which all rights of appeal therefrom have been exhausted or lapsed) that such action brought by Indemnitee, or the defense by Indemnitee of an action brought by the Company or any other person, as applicable, was frivolous or in bad faith.

5.           Partial Indemnity, Etc.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses or other Indemnifiable Amounts in respect of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.  Moreover, notwithstanding any other provision of this Agreement, except for clause 11, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

6.           Burden of Proof.  In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder the Reviewing Party, court, any finder of fact or other relevant person shall presume that the Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the burden of proof shall be on the Company (or any other person or entity disputing such conclusions) to establish, by clear and convincing evidence, that Indemnitee is not so entitled.

7.           Reliance as Safe Harbor.  For purposes of this Agreement and subject to applicable law, Indemnitee shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company if Indemnitee’s actions or omissions to act are taken in good faith reliance upon the records of the Company, including its financial statements, or upon information, opinions, reports or statements furnished to Indemnitee by the officers or employees of the Company in the course of their duties, or by committees of the Company’s Board of Directors, or by any other person (including legal counsel, accountants and financial advisors) as to matters Indemnitee reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.  In addition, the knowledge and/or actions, or failures to act, of any director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnity hereunder.

8.           No Other Presumptions.  For purposes of this Agreement, but subject to applicable law, the termination of any Claim, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.  In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

9.           Nonexclusivity, Etc.  The rights of the Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Company’s Amended Bye-laws or Memorandum of Association or the Companies Act 1981 of Bermuda, other agreements or otherwise.  To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company’s Amended Bye-laws or Memorandum of Association or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.  To the extent that there is a conflict or inconsistency between the terms of this Agreement, the Company’s Amended Bye-laws or Memorandum of Association, it is the intent of the parties hereto that the Indemnitee shall enjoy the greater benefits regardless of whether contained herein or in the Company’s Amended Bye-laws or Memorandum of Association.  No amendment or alteration of the Company’s Amended Bye-laws or Memorandum of Association or any other agreement shall adversely affect the rights provided to Indemnitee under this Agreement.

10.         Liability Insurance.  So long as Indemnitee serves as a director and/or officer of the Company, and thereafter for so long as Indemnitee shall be subject to any pending or potential Indemnifiable Event, the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to cause to be maintained in effect policies of directors’ and officers’ liability insurance providing coverage for directors and/or officers of the Company that is at least substantially comparable in scope and amount to that provided by the Company’s policies of directors’ and officers’ liability insurance in effect at the date hereof.  The minimum AM Best rating for the insurance carriers shall not be less than A- VI.  In the event of a Change in Control or if the Company becomes insolvent or subject to receivership or bankruptcy proceedings, the Company shall maintain in force any and all directors’ and officers’ liability insurance policies that provide coverage to Indemnitee for a period of six years thereafter (a “Tail Policy”).  Such coverage shall be placed by the incumbent broker at the time of such event, and placed with the incumbent insurance carriers using the policies that were in place at the time of such event or with substantially equivalent carriers using substantially comparable policy terms.  To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms.

11.         Limitation of Indemnification.  Notwithstanding any other terms or provisions of this Agreement, nothing herein shall indemnify the Indemnitee against, or exempt the Indemnitee from, any liability in respect of the Indemnitee’s fraud or dishonesty, as established in a final adjudication not subject to any further appeal.

12.          Period of Limitations.  No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

13.         Amendments, Etc.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

14.         Subrogation.  In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers reasonably required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.    The Company shall pay or reimburse all Expenses actually and reasonably incurred by Indemnitee in connection with such subrogation.

15.         No Duplication of Payments.  The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy placed and paid for by the Company, Amended Bye-law, provision of the Company’s Memorandum of Association or otherwise) of the amounts otherwise indemnifiable hereunder.

16.         Defense of Claims.  The Company shall be entitled to participate in the defense of any Claim relating to an Indemnifiable Event or to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee; provided that if Indemnitee believes, after consultation with counsel selected by Indemnitee, that (i) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict of interest, (ii) the named parties in any such Claim (including any impleaded parties) include both the Company, or any subsidiary of the Company, and Indemnitee and Indemnitee concludes that there may be one or more legal defenses available to him or her that are different from or in addition to those available to the Company or any subsidiary of the Company, or (iii) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, then Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Claim) at the Company’s expense.  The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any Claim relating to an Indemnifiable Event effected without the Company’s prior written consent.  The Company shall not, without the prior written consent of the Indemnitee, effect any settlement of any Claim relating to an Indemnifiable Event which the Indemnitee is or could have been a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of Indemnitee from all liability on all claims that are the subject matter of such Claim.  Neither the Company nor Indemnitee shall unreasonably withhold, condition or delay its or his or her consent to any proposed settlement; provided that Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of Indemnitee.  In no event shall Indemnitee be required to waive, prejudice or limit attorney-client privilege or work-product protection or other applicable privilege or protection.

17.         No Adverse Settlement.  The Company shall not seek, agree to, consent to, support, or agree not to contest any settlement or other resolution of any Claim(s), or other matter if such agreement, consent, support (or agreement not to consent) has the actual or purported effect of extinguishing, limiting or impairing Indemnitee’s rights hereunder, including without limitation the entry of any bar order or other order, decree or stipulation, pursuant to 15 U.S.C. § 78u-4 (the Private Securities Litigation Reform Act), or any similar foreign, federal or state statute, regulation, rule or law.

18.         Binding Effect, Etc.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, (including any direct or indirect successor or continuing company by amalgamation, scheme of arrangement, purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives.  The Company shall require and cause any successor (whether direct or indirect by amalgamation, scheme of arrangement,  purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee and his or her counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.  This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer and/or director of the Company or of any other entity or enterprise at the Company’s request.

19.         Security.  To the extent requested by Indemnitee and approved by the Company’s Board of Directors, the Company may at any time and from time to time provide security to Indemnitee for the obligations of the Company hereunder through an irrevocable bank line of credit, funded trust or other collateral or by other means.  Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of such Indemnitee.

20.         Severability.  The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.

21.         Specific Performance, Etc.  The parties recognize that if any provision of this Agreement is violated by the Company, Indemnitee may be without an adequate remedy at law.  Accordingly, in the event of any such violation, Indemnitee shall be entitled, if Indemnitee so elects, to institute proceedings, either in law or at equity, to obtain damages, to enforce specific performance, to enjoin such violation, or to obtain any relief or any combination of the foregoing as Indemnitee may elect to pursue.  The Company acknowledges that, in the absence of a waiver, a bond or undertaking may be required of Indemnitee by a court in connection with any enforcement or other action with respect to this Agreement and the Company hereby waives any such requirement of a bond or undertaking.

22.         Counterparts.  This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement.  Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

23.         Headings.  The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.

24.         Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

AIRCASTLE LIMITED

By:
Name:
Title:

INDEMNITEE